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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 13, 2002
(Date of earliest event reported)

Western Sierra Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation)	000-25979 (Commission File Number)	68-0390121 (IRS Employer Identification Number)

4080 Plaza Goldorado Circle, Cameron Park, California 95682
(Address of Principal Executive Offices) (Zip Code)

(530) 677-5600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On August 13, 2002, Western Sierra Bancorp ("Western") and Mid Valley Bank ("Mid Valley") mutually agreed to terminate their previously announced Agreement and Plan of Reorganization dated May 17, 2002 (the "Agreement"), filed with the Commission on Form 8-K on May 21, 2002, whereby Mid Valley was to become a wholly-owned subsidiary of Western.

        The parties could not agree on price adjustments proposed by Western as a result of deterioration of certain agricultural credits and other financial changes reflected in Mid Valley's most recently released results of operations for the period ended June 30, 2002.

        In connection with the termination, Mid Valley has agreed to pay Western $75,000; plus an additional $250,000 in the event Mid Valley enters into a merger transaction with another party within the next twelve months.

        Additional details regarding the termination are provided in Western's press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

  A.
  Financial Statements of Business Acquired.

    Not applicable.

  B.
  Pro Forma Financial Information.

    Not applicable.

  C.
  Exhibits.

Exhibit No.
2.1	Termination Agreement dated August 13, 2002 between Western Sierra Bancorp and Mid Valley Bank
99.1	Press Release dated August 13, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIERRA BANCORP
Date: August 14, 2002
	By:	/s/ GARY D. GALL Gary D. Gall, President and Chief Executive Officer
	By:	/s/ ANTHONY J. GOULD Anthony J. Gould, Executive Vice President and Chief Financial Officer

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SIGNATURES